Exhibit 1.1
HSBC USA INC.

SENIOR DEBT SECURITIES

DISTRIBUTION AGREEMENT

October 13, 2011

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, NY 10036
(“Merrill Lynch”)

and each person that shall have become an Agent as provided in Section 2(d) hereof (the “Agents”):

Dear Ladies and Gentlemen:

HSBC USA Inc., a Maryland corporation (the “Company”), confirms its agreement with the Agents with respect to the issue and sale from time to time by the Company (each, an “offering”) of its senior debt Securities (the “Securities”).  Certain of the Securities may be linked to one or more equity-based or commodity-based indices, one or more equity securities, commodities, or any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, mortgage index, or interest rate, or any combination of the foregoing.

The Securities will be issued as senior indebtedness of the Company.  The Securities will be issued pursuant to the provisions of an indenture, dated as of March 31, 2009 between the Company and Wells Fargo National Association, as trustee (the “Trustee”), (as it may be supplemented or amended from time to time, the “Indenture”).  The Securities will have the maturities, payment provisions, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below and in Term Sheets (as defined below).

On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you each agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.  In addition, you may also purchase Securities as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-158385), including a prospectus, relating to the Securities.  Such registration statement, including the information incorporated by reference therein and the exhibits thereto, as amended at any Representation Date (as hereinafter defined), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement, as supplemented by a prospectus supplement dated April 9, 2009 and one or more product supplements and/or pricing supplements setting forth the terms of the Securities, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement and product supplement(s) and/or final pricing supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission under the Securities Act of 1933 (the “Securities Act”), is hereinafter referred to as the “Prospectus.” The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties.  The Company represents and warrants to and agrees with each Agent as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Securities, as of each date on which the Company accepts an offer to purchase Securities (including any purchase by you as principal pursuant to a Terms Agreement), as of each Time of Sale (as hereinafter defined), as of each date the Company issues and delivers Securities, and as of each date the Registration Statement or the Prospectus is amended or supplemented, as follows (each, a “Representation Date”), it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and no proceeding pursuant to Section 8A of the Securities Act against the Company or any offering of the Securities has been initiated or threatened by the Commission.  The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act, in connection with the offering of the Securities.

(b) (i)           On the date it became effective under the Securities Act, the Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations adopted by the Commission under the Securities Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) on the Commencement Date and on each other Representation Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii) at each of the times of amending or supplementing referred to in Section 5 hereof, the Registration Statement and the Prospectus as then amended or supplemented, will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances in which they were made, not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein or as to any Statement of Eligibility of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement.

(c) The documents incorporated by reference in the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(d) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus fairly present in all material respects the financial position of the Company and its consolidated subsidiaries on a consolidated basis at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein.

(e) KPMG LLP, the accountants who certified the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus, are independent registered public accountants as required by the Securities Act and the rules thereunder, including Rule 2-01 of Regulation S-X.

(f) The Time of Sale Information at each Time of Sale and at the Commencement Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information.

“Time of Sale” shall mean, with respect to any sale of Securities hereunder, any time at or prior to the confirmation of the sale of such Securities.

“Time of Sale Information” shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each prospectus supplement and any product supplement to such Prospectus that relates to the sale of Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary pricing supplement or Term Sheet (as defined below), if any, that relates to the sale of Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each “Free Writing Prospectus” (as defined pursuant to Rule 405 under the Securities Act) that has been prepared by or on behalf of the Company relating to such Securities.

(g) With respect to an issuance of Securities through you, the Company (including its agents and representatives, other than the Agents in their capacity as such and selected dealers engaged by the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than a Free Writing Prospectus approved in advance by you.  At each Time of Sale, each such Free Writing Prospectus included in the applicable Time of Sale Information complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby), did not conflict with the information contained in the Registration Statement and Prospectus (but may provide information that is different from or additional or supplemental to that in the Registration Statement and Prospectus) and, when taken together with the Prospectus filed prior to such Free Writing Prospectus, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in any such Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent for use in such Free Writing Prospectus.

(h) The Company and each of its significant subsidiaries, as defined in Rule 1-02 of Regulation S-X of the Commission (“significant subsidiaries”) has been duly organized and is validly existing as a corporation under the laws of their respective jurisdictions of incorporation, and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus.  The Company is duly registered as a Bank Holding Company under the Bank Holding Company Act of 1956, as amended.  The Company and each significant subsidiary is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction where the conduct of its business or the location of its properties requires such licenses, registration or qualification, except for such jurisdictions where the failure to hold such licenses or to so register or qualify will not have a Material Adverse Effect (as hereinafter defined).  All of the issued and outstanding stock of each significant subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and the capital stock of each significant subsidiary owned by the Company, directly or through its subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(i) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(j) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law. The terms of the Indenture conform to the description thereof in the Prospectus in all material respects.

(k) The forms of Securities have been duly authorized and established in conformity with the provisions of the Indenture; the Securities to be issued and sold by the Company hereunder have been duly authorized for issuance and sale and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, such Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law. The terms of the Securities conform to the description thereof in the Prospectus in all material respects.

(l) The execution and delivery by the Company of this Agreement, the Securities, the Indenture and any applicable Written Terms Agreement and the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, and any applicable Terms Agreement will not contravene any provision of applicable law or the Company’s constitutive documents or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities; provided, that no representation is made or warranty given as to whether the purchase of the Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(m) There has not occurred any event or occurrence that results, or would result, in a material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), from that set forth in the Prospectus.

(n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (i) are reasonably expected to have a Material Adverse Effect or (ii) are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(o) The Company and its significant subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2. Solicitations as Agents; Purchases as Principal.

(a) Solicitations as Agents.  In connection with your actions as selling agents, you agree to use reasonable efforts to solicit offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by the applicable product supplement and/or the Free Writing Prospectus or Pricing Supplement.  The Company may from time to time offer Securities for sale otherwise than through an Agent.

The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities.  Upon receipt of instructions from the Company, you will forthwith suspend solicitations of offers to purchase Securities from the Company until such time as the Company has advised you that such solicitation may be resumed.  While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Securities or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Securities until the Company has delivered such certificates, opinions and letters as you may request.

The Company agrees to pay to you, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by you in connection with an offering in which you were appointed as a selling agent, compensation in an amount to be agreed upon.  Without the prior approval of the Company, no Agent (acting on an agency basis) may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Securities.

You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company.  The Company shall have the sole right to accept offers to purchase Securities and may reject any offer in whole or in part.  You shall have the right to reject any offer to purchase Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein.  The procedural details relating to the issue and delivery of Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

Notwithstanding anything contained in this Agreement to the contrary, no Agent acting under this Section 2(a) shall engage a dealer to participate in a distribution of Securities pursuant to any selected dealer agreement or similar documentation without the prior consent of the Company.  Notwithstanding the forgoing, broker-dealer affiliates of Merrill Lynch may participate in offerings of the Securities, provided that Merrill Lynch will be obligated to ensure that such affiliates sell Securities only according to the terms and conditions of this Agreement and any other agreements entered into by the Company and Merrill Lynch.

(b) Purchases as Principal.  Each sale of Securities shall be made in accordance with the terms of this Agreement.  In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Securities.  Each Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between you and the Company confirmed in writing by either you to the Company or the Company to you.

Your commitment to purchase Securities as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement relating to the Securities shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the maturity date of such Securities, the interest rate or interest rate formula, if any, applicable to such Securities and any other terms of such Securities.  Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Company, pursuant to Section 4 hereof.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by you or other broker-dealers, as applicable.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Securities, as the case may be.  Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures.  Each date of delivery of and payment for Securities to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if you are purchasing Securities as principal, you may resell such Securities to other dealers.  Any such sales may be at a discount, which shall not exceed the amount set forth in the Free Writing Prospectus (available prior to the Time of Sale) or Pricing Supplement (as defined below), as applicable, relating to such Securities.

(c) Administrative Procedures.  You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures (the “Administrative Procedures”) that are attached hereto as Exhibit B, as amended from time to time.  The Administrative Procedures may be amended only by written agreement of the Company and you.

(d) Additional Agents.  The Company may from time to time appoint one or more additional entities experienced in the distribution of Securities similar to the Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an agent accession letter (an “Agent Accession Letter”), substantially in the form attached hereto as Exhibit C, whereupon such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all of the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.  The Company shall not appoint any Additional Agents without the prior written consent of Merrill Lynch.

(e) Delivery.  The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Securities as agent of the Company shall be delivered at the office of Morrison & Foerster LLP, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the first date on which you begin soliciting offers to purchase Securities as Agent of the Company and (ii) the first date on which the Company accepts any offer by you to purchase Securities as Agent of the Company.  The date of delivery of such documents is referred to herein as the “Commencement Date.”

3. Agreements.  The Company agrees with you (it being understood that each agreement of the Agents contained in this Agreement is made severally, and not jointly) that:

(a) Before using, authorizing, approving, referring to or filing any Free Writing Prospectus pertaining to a Security being offered by you, the Company will furnish to you a copy of the proposed Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Free Writing Prospectus to which you object in your reasonable judgment.  Except as set forth herein, the Company will not use, authorize, approve, refer to or file any Free Writing Prospectus with respect to the Securities offered by Merrill Lynch pursuant to this Agreement without the prior written consent of Merrill Lynch.  The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), all amendments and supplements to the Prospectus and the Registration Statement, and each Free Writing Prospectus relating to the Securities to be offered and sold, in each case as soon as available and in such quantities as shall be reasonably requested.  If requested by an Agent, the Company will prepare, prior to the applicable Time of Sale, with respect to any Securities to be sold through or to such Agent, a Free Writing Prospectus in accordance with Section 3(a) hereof in the form of a preliminary term sheet or pricing supplement with respect to such Securities (a “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 (or Rule 424(b), if applicable) under the Securities Act not later than the time specified by such rule.  The Company will file the final version of the Term Sheet, containing the final terms of the relevant Securities, as a pricing supplement pursuant to the requirements of Rule 424(b) of the Securities Act, two days after the earlier of the date such terms became final or the date of first use (each a “Pricing Supplement”).

(b) The Company will promptly advise you (i) of the filing and effectiveness of any amendment to the Registration Statement, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (iv) of the institution or threatening of any proceeding pursuant to Section 8A of the Securities Act against the Company or any offering of the Securities, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. If any stop order is issued at any time that the Agents are holding any Securities purchased as principal, the Company will use all reasonable efforts to obtain the lifting thereof at the earliest possible time.

(c) If, at any time when a Prospectus or Time of Sale Information relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which, in your reasonable opinion or the opinion of the Company, the Prospectus or Time of Sale Information, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus or Time of Sale Information, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your reasonable opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus or Time of Sale Information, as then amended or supplemented.  If the Company shall decide to amend or supplement the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus or Time of Sale Information to you in such quantities as you may reasonably request.  If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or the Time of Sale Information or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Securities hereunder.

(d) The Company will make generally available to its security holders (as contemplated by Rule 158 under the Securities Act) and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of the Securities.  If such fiscal quarter is the first fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made not later than 45 days after the close of the period covered thereby.

(e) The Company will endeavor, in cooperation with the Agents, to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as may be required for the distribution of the Securities.

(f) The Company shall notify you promptly in writing of any downgrading that occurs on or following the Commencement Date, or of its receipt of any notice on or following the Commencement Date of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the long-term senior unsecured debt rating accorded the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(g) Except as otherwise agreed by the Company and the Agents with respect to any particular Securities, the Company will, whether or not any sale of Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto, and Time of Sale Information, (ii) the preparation, issuance and delivery of the Securities, (iii) any fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any blue sky or legal investment memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any amendments or supplements thereto, and the Time of Sale Information, (vi) the printing and delivery to you of copies of the Indenture, and any blue sky or legal investment memoranda, if any, (vii) any fees charged by rating agencies for the rating of the Securities, (viii) the fees and expenses of listing any of the Securities on a national securities exchange, and (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”).

(h) The Company acknowledges and agrees that (i) the purchase and sale of Securities pursuant to this Agreement, including the determination of the price for the Securities and your compensation, is, as far as the Company is concerned, an arm’s-length commercial transaction between the Company, on the one hand, and you, on the other hand, (ii) in connection therewith and with the process leading to such transaction, you are acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Company or any of its affiliates, (iii) you have not assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to the offering of Securities contemplated by this Agreement or the process leading thereto (irrespective of whether you have advised or are currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates with respect to any offering of Securities except the obligations explicitly set forth in this Agreement, (iv) you and your affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and (v) you have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

4. Conditions of the Obligations of the Agents.  Your obligation to solicit offers to purchase Securities as agent of the Company in connection with any offering of Securities and your obligation to purchase Securities as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Securities, at the time of such solicitation and at each Time of Sale and, in the case of your obligation to purchase Securities, at the time the Company accepts the offer to purchase such Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

(a) Prior to such solicitation or purchase, as the case may be:

(i) there shall not have occurred any event or occurrence that results, or would result in, a Material Adverse Effect from that set forth in the Prospectus or Time of Sale Information, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that is not described in the Prospectus or Time of Sale Information and that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus or Time of Sale Information, as so amended or supplemented, or to proceed with the purchase of the

Securities on the terms and in the manner contemplated in the Prospectus or Time of Sale Information;

(ii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (b) a general moratorium on commercial banking activities in New York or London declared by the relevant regulatory authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus or Time of Sale Information, as so amended or supplemented, or to proceed with the purchase of the Securities on the terms and in the manner contemplated in the Prospectus or Time of Sale Information;

(iii) the Prospectus, each Free Writing Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Securities Act (in the case of a Free Writing Prospectus and all other Time of Sale Information, to the extent required by Rule 424 or Rule 433 under the Securities Act); and

(iv) since the date on which the Company has filed with the Commission the Company’s most recent Annual Report on Form 10-K, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the long-term senior unsecured debt rating accorded the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

except, in each case described in paragraph (i), (ii) or (iv) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Securities, before the offer to purchase such Securities was made.

(b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

(i) The opinion, dated as of such date, of the Company’s counsel (which may be internal counsel) to the effect set forth in Exhibit D.

(ii) The opinion, dated as of such date, of designated Agents’ counsel to the effect set forth in Exhibit E.

(c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of the Company, dated the Commencement Date or Settlement Date, as the case may be, and signed by an officer of the Company who is duly authorized to make the statements set forth therein (an “Authorized Officer”), to the effect set forth in subparagraph (a)(iv) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date.

(d) On the Commencement Date and, if called for by any Terms Agreement, on the date of such Terms Agreement and the corresponding Settlement Date, the Company’s independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or the date of such Terms Agreement and the corresponding Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

5. Additional Agreements of the Company.  (a) Each time the Registration Statement, the Prospectus or the Time of Sale Information is amended or supplemented (other than by an amendment or supplement providing solely for (i) the specific terms of the Securities or (ii) a change you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an Authorized Officer, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement, the Prospectus or the Time of Sale Information as amended or supplemented to the time of delivery of such certificate.

(b) Each time the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company (which may be internal counsel).  Each time the Company files an Annual Report on Form 10-K, the Agents shall be furnished a written opinion of counsel for the Agents.  Each opinion shall be dated the date of such filing and shall be in a form of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.  In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

(c) Each time the Company files (i) an Annual Report on Form 10-K, (ii) a Quarterly Report on Form 10-Q or (iii) a Current Report on Form 8-K that includes financial statements or pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated on or about the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided, that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d) The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Free Writing Prospectus and other Time of Sale Information that is not filed with the Commission in accordance with Rule 433 under the Securities Act and maintain records regarding the timing of the delivery of all applicable Time of Sale Information.

(e) The Company will notify the Agents in writing promptly after learning of any event or circumstance that has caused it to become an “ineligible issuer” or cease to be a “well-known seasoned issuer,” each as defined in Rule 405 of the Securities Act.

(f) The Company will pay any filing fees required by Rule 457 of the Securities Act in connection with filing Time of Sale Information and each Free Writing Prospectus, by the times required under the Securities Act.

6. Certain Agreements of the Agents.  Each Agent hereby represents and agrees, severally and not jointly, that:

(a) without the prior written consent of the Company, it has not and will not use or authorize use of any Free Writing Prospectus, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in a previously filed Free Writing Prospectus or in the Prospectus, (ii) any Free Writing Prospectus prepared pursuant to Section 3(a) above, or (iii) any issuer or underwriter Free Writing Prospectus approved by the Company in advance in writing (for the avoidance of doubt, this paragraph shall not prohibit Merrill Lynch from distributing its Free Writing Prospectuses that relate generally to structured notes and similar securities (each, a “Merrill Lynch General Use FWP”), provided that such materials do not include any information relating specifically to the Company or to the Securities offered pursuant to this Agreement);

(b) it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any Free Writing Prospectus referred to in clause (a)(i) above (other than a Merrill Lynch General Use FWP)  will not be subject to broad unrestricted dissemination without the prior written consent of the Company;

(c) it will not, without the prior written consent of the Company, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been or will be included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Securities;

(d) it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Securities Act;

(e) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to any offering of Securities (and will promptly notify the Company if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Agents a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Agent or dealer);

(f) it shall, pursuant to Rule 173 of the Securities Act, provide purchasers of Securities from it a notice required thereby two business days following the completion of the sale;

(g) in acting as Agent under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to it pursuant to a Terms Agreement), it shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by it and accepted by the Company, but it shall not have any liability to the Company in the event any such purchase is not consummated for any reason;

7. Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you for use therein.

(b) Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to statements made in reliance upon and in conformity with information relating to such Agent furnished to the Company in writing by such Agent for use in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the respective Agents, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each applicable Agent on the other hand from the offering of such Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each applicable Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each applicable Agent on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by such Agent in respect thereof bear to the total offering price to the public of such Securities.  The relative fault of the Company on the one hand and of an Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.  The Agents’ obligations in this Section 7 to contribute are several in proportion to their respective purchase obligations and not joint.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Securities.

8. Termination.  This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination.  The termination of this Agreement shall not cause or require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not cause or require termination of this Agreement.  If this Agreement is terminated, the provisions of the third paragraph of Section 2(a) and Sections 3(d), 3(g), 3(h), 5(d), 6, 7, 9, 10, 12, 13 and 14 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(b), 3(c), 3(e), 3(f), 3(g), 4 and 5 shall also survive until such delivery has been made.

9. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, at the address beneath such Agent’s signature on the signature page hereof; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at each of the following addresses:

HSBC USA Inc.
Attn: Todd Fruhbeis/Structured Products
452 Fifth Avenue, 9th Floor
New York, NY 10018
Fax: 646-366-3225

with a copy to:
HSBC USA Inc.
Attn:  Mick Forde/Legal Department
26525 N. Riverwoods Blvd.
Mettawa, IL  60045
Fax:           224.552.2945

10. Successors.  This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York.

13. Submission to Jurisdiction.  (a) The Company agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding.

(b) EACH PARTY HERETO HEREBY AGREES TO IRREVOCABLY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THIS AGREEMENT.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS.

14. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and you.
Very truly yours,

HSBC USA INC.

By:       /s/ GREGORY PIERCE
Name: Gregory Pierce
Title: Executive Vice President,
Co-Head of Balance Sheet Management,
Americas and Treasurer

The foregoing Distribution Agreement is hereby confirmed and accepted by the undersigned as an Agent as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:                  /s/SUZANNE BUCHTA
Name: Suzanne Buchta
Title: Authorized Signatory

Notices hereunder shall be sent to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020
Attention: High Grade Transaction Management/Legal
Fax:  (646) 855-5958

EXHIBIT A

[DATE]

TERMS AGREEMENT

HSBC USA Inc.
452 Fifth Avenue, 3rd Floor
New York, NY 10018

Re:           Senior Debt Securities

Ladies and Gentlemen:

We understand that HSBC USA Inc. (the “Company”), proposes to issue and sell up to the aggregate principal amount of the Securities described in Annex A hereto.  Each series of the Securities is described in the final pricing supplement or term sheet dated the date hereof, any product supplement referenced therein, the prospectus supplement dated April 9, 2009 and the prospectus dated April 2, 2009 (collectively, the “Prospectus”).  The Securities will be subject to the Administrative Procedures included as Exhibit B to the Distribution Agreement (as defined below).  Except as otherwise expressly provided herein, all terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

Pursuant to the Distribution Agreement dated October 13, 2011 (the “Distribution Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Merrill Lynch hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Merrill Lynch, the Securities.

Delivery of and payment for the Securities shall be made on the issue date set forth in Annex A hereto at 10:00 a.m., New York City time, which date and time may be postponed by agreement between Merrill Lynch and the Company.  Delivery of the Securities shall be made to Merrill Lynch on the issue date against payment of the applicable net proceeds set forth in the applicable final term sheet or pricing supplement in the manner described in the Administrative Procedures or in such other manner as the parties hereto shall agree.

It is agreed that the materials identified on Annex B are Free Writing Prospectuses as defined in Rule 433 under the Securities Act and the Company consents to its use by Merrill Lynch.  It is further agreed that the term sheet dated ______ is an “Issuer Free Writing Prospectus” as defined in Rule 433 under the Securities Act.

Merrill Lynch agrees to perform its duties and obligations specifically provided to be performed by it in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.  Except as otherwise provided herein, the provisions of the Distribution Agreement and the Administrative Procedures and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

  A-1

Merrill Lynch’s obligation to purchase any Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Distribution Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Section 4 thereof; [provided, that no additional documents shall be required to be delivered by the Company to the Agents on the issue date pursuant to Section 4 thereof.] [provided, that the opinion of the Company’s counsel and the opinion of the Agents’ counsel as described in Section 4(b), the certificate of the Company as described in Section 4(c), and the comfort letters as described in Section 4(d) are deliverable to the Agents on the date hereof and/or the Settlement Date as set forth in Section 4 thereof.]

This Agreement shall be subject to the termination provisions of Section 8 of the Distribution Agreement.  If this Agreement is terminated, the provisions of the Distribution Agreement described in Section 8 thereof shall survive for the purposes of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:_________________________________
Name:
Title:

Accepted and Agreed:

HSBC USA INC.

By:_________________________________
Name:
Title:

A-2

Annex A

ADDITIONAL TERMS OF SECURITIES

Title:

Issue Date:

Principal Amount:  As set forth in the applicable final term sheet.

Interest:  [Not applicable]

Terms Relating to the Payment at Principal:  As set forth in the applicable final term sheet.

Maturity Date:  As set forth in the applicable final term sheet.

Authorized denominations:  As set forth in the applicable final term sheet.

Price to Public: As set forth in the applicable final term sheet.

Proceeds to Issuer:  As set forth in the applicable final term sheet.

A-1

Annex B

Free Writing Prospectuses

•	The applicable page from each of the Merrill Lynch Structured Investments and U.S. Trust [Month] 2011 Monthly Guidebooks, the form of which page for the Securities is attached to this Terms Agreement.

B-1

EXHIBIT B

ADMINISTRATIVE PROCEDURES

These Administrative Procedures will govern the offering, sale and repurchase of Book-Entry Notes (the “Securities”) on a continuous basis by HSBC USA Inc. (the “Issuer”) pursuant to the Distribution Agreement dated October 13, 2011 (the “Distribution Agreement”) among the Issuer and the agents party thereto. Each issue of the Securities will be part of the Issuer’s Medium-Term Notes. For the initial offering of each issue of the Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and such other agents as are named in the Terms Agreement for such offering will act as agents of the Issuer (the “Agents”).

All of the Securities will be represented by Global Master Book-Entry Notes (“Master Global Notes”) delivered to Wells Fargo Bank, National Association, as Trustee (the “Trustee”) under the Indenture dated as of March 31, 2009 (the “Indenture”). A beneficial owner of the Securities will not be entitled to receive a certificate representing the Securities.

The Trustee will act as Paying Agent, Issuing Agent and Registrar for payments on the Securities and will perform the other duties specified herein and the Indenture. To the extent the procedures set forth below conflict with the provisions of the Securities, the Indenture, operating procedures of The Depository Trust Company (“DTC”) or the Distribution Agreement, the relevant provisions of the Securities, the Indenture, DTC’s operating procedures and the Distribution Agreement shall control.

Other than as otherwise specified herein, until such time as the Issuer shall specify otherwise by written notice to the Agents and the Trustee, payments in U.S. dollars to the Issuer hereunder shall be made to HSBC Bank USA, N.A., for the benefit of HSBC USA Inc., for the account of the Issuer.

Administrative Procedures for Book-Entry Notes

The custodial, document control and administrative functions described below will be applicable to the Securities. Unless otherwise provided herein, all times refer to New York City time.

Issuance:	On the settlement date for each series of the Securities, the Issuer will issue an executed and authenticated Master Global Note in fully registered form for the Securities issued on such date.
Each Master Global Note will be dated and issued as of the date of its initial authentication by the Trustee. There will be a separate Master Global Note for each series of the Securities.
Identification Numbers:
The Issuer will arrange with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of CUSIP numbers for assignment to each series of the Securities. The Issuer will assign CUSIP numbers to the Securities as described below. The Issuer will notify the CUSIP Service Bureau periodically of the CUSIP numbers that it has assigned to the Securities. All Master Global Notes representing the same series of the Securities will bear the same CUSIP number.

Registration:
Each Master Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the Securities Register maintained by the Trustee under the Indenture. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will hold their positions through one or more direct or indirect participants in DTC (with respect to such Security, the “Participants”). DTC records will only reflect the direct Participants in whose accounts the Securities are held. The Participants will be responsible for maintaining records of their beneficial owners.

Transfers:
Transfers of beneficial interests in the Securities will be accomplished by book entries made by Participants and, in turn, by DTC, acting on behalf of beneficial transferors and transferees of such Securities.

Maturities:
Unless otherwise agreed between the Issuer and the Agents, the Maturity Date for each series of the Securities will be a date not less than nine months from the Issue Date for such Security and each Master Global Note of the same series will have the same Maturity Date. “Maturity Date,” “Stated Maturity,” and “Maturity” shall have the meanings provided in each Master Global Note. In the event that payment at maturity is deferred beyond the stated Maturity Date, no interest or other payments will accrue or be payable with respect to that deferred payment, unless otherwise set forth in the terms of the applicable series of the Securities.

Business Day:	Business Day shall have the meaning provided in each Master Global Note.
Denominations:	The Securities will be issued in denominations of $10.00, or such other denominations as may be agreed between the Company and the Agents.
Interest:	The Securities will bear interest, if any, as agreed between the Company and the Agents.
Payments of Principal:
The applicable Calculation Agent, as promptly as possible prior to the applicable maturity date, will notify the Issuer of the amount payable on the Securities on such maturity date. The Issuer will confirm by email and notify the Trustee of the amounts of such payments with respect to each such Master Global Note no later than the second Business Day preceding the Stated Maturity of such Master Global Note. At such Maturity, the Issuer will pay such amounts to the Trustee, and the Trustee in turn will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Maturity of a Master Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity, unless otherwise stated in the Master Global Note. Promptly after payment to DTC of the amounts due at the Maturity of such Master Global Note, the Trustee will cancel such Master Global Note and deliver it to the Issuer with an appropriate debit advice, or, at the Issuer’s option, destroy such Master Global Note and provide certification thereof to the Issuer, subject to applicable document retention requirements. Upon request, the Trustee will deliver to the Issuer a written statement indicating the total principal amount of the Securities represented by all Master Global Notes.

Manner of Payment.  The total amount of any payment due in respect of any Master Global Note at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Issuer will make such payment in respect of such Master Global Note by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee). The Trustee will pay DTC in its normal course of payment for debt securities. Thereafter on such date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective direct Participants in whose names the Securities represented by such Master Global Note are recorded by DTC. Payment to DTC is the responsibility of the Issuer, disbursement of such payments to direct Participants is the responsibility of DTC, and disbursement of payments to beneficial owners is the responsibility of the direct and indirect Participants. Neither the Issuer nor the Trustee shall have any direct or indirect responsibility or liability for the payment by DTC to such Participants of any payments in respect of the Securities.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any payment on a Security will be determined and withheld by the Participant or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Issuance of the Securities:	Each issuance of a series of the Securities will be documented by a Terms Agreement, as described in greater detail in the Distribution Agreement.
Settlement:
The receipt by the Issuer of immediately available funds in payment for the Securities and the authentication and issuance of the Master Global Note (including the entry in the records of the Issuer maintained by the Trustee of the further provisions of the applicable series of Securities) shall constitute “settlement” with respect to such Securities. The settlement date of each series will be agreed by the Issuer and the Agents.

Detailed Settlement Procedures for the issuance of the Securities are set forth in Exhibit I hereto.

If settlement of a series of the Securities is rescheduled or canceled, Merrill Lynch, the Trustee and the Issuer will execute reversal procedures. The Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Suspension of Solicitation; Amendment or Supplement:
Subject to the Issuer’s representations, warranties and covenants contained in the Distribution Agreement, the Issuer may instruct each Agent to suspend solicitation of offers to purchase the Securities at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Issuer that such solicitation may be resumed. The Issuer will, consistent with its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Prospectus Supplement, may be delivered in connection with the settlement of such offers. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such offers may not be settled or that copies of the Prospectus and such Prospectus Supplement may not be so delivered.

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Exhibit I

Initial Issuance Settlement Procedures

(Days are both Trading Days and Business Days)

All times are New York City Time

T-30 (or more or less)	T-1	Trade Date	T +1	T +2	T +3	T +4
		Pricing Date				Settlement Date
A	B	C	D	E		F, G, H

A.
In connection with the issuance of any new series of the Securities, Merrill Lynch or other applicable Agent involved in the issuance of such series (“ML”) shall provide the Issuer with the general terms of the proposed series, the associated swap, the underlying index and license particulars, the listing details and the marketing materials to be utilized. If ML and the Issuer agree to proceed with the proposed series of the Securities and, at the Issuer’s option, the Issuer identifies an acceptable swap counterparty (the “SC”) willing to provide a hedge, a preliminary prospectus supplement shall be prepared and filed with the SEC, supplemental marketing material (the content and approval of which shall be subject to the terms of the Distribution Agreement) shall be prepared and, if required, filed with the SEC as an issuer Free Writing Prospectus or an underwriter Free Writing Prospectus, and if the Securities are to be listed on a securities exchange, the Issuer shall file a listing application with the securities exchange on which such series is to be listed.

B.	On or prior to T-1, ML shall prepare, or cause to be prepared, a term sheet (a “Term Sheet”) containing at least the following information:

1.	Preliminary principal amount.

2.	Stated Maturity Date.

3.	The relevant underlying asset and the method by which the principal amount thereof payable at Maturity (and any other payments) shall be determined.

4.	Settlement date.

5.	Issue Price.

6.	CUSIP number of the series of the Securities.

7.
If applicable, the identity and contact information of any SC, the details of the swap, amounts of any payments, and payments dates, spread, day count convention, adjustments to notional amount and periodic payments.

The Term Sheet shall be sent by ML to the Issuer for review and acceptance. The Term Sheet shall be returned to ML by the Issuer. The Issuer shall promptly send the Term Sheet to the Trustee and, if applicable, the SC.

C.
By 9:00 A.M. (NYC time) on the Trade Date, ML, the Issuer and, if applicable, the SC (via pricing call or other method of communication), shall agree upon the final principal amount of the series of the Securities and the swap notional amount.

D.	ML shall supplement the Term Sheet for the information in (C) above and all other applicable pricing information, and send to the Issuer, the Trustee and, if applicable, the SC.
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E.
Within two business days of the Trade Date, the Issuer shall file the final Prospectus Supplement or Pricing Supplement with the SEC. By this time the Issuer shall have paid the SEC filing fee to cover the issuance of the Securities.

F.	The Trustee will authenticate the Master Global Note representing the Securities.

G.
9:00 A.M.: ML will wire transfer (via Fed Wire, in accordance with procedures and instructions previously agreed upon with the Issuer) to a designated account of the Issuer funds available for immediate use in the amount equal to the price of the applicable series of the Securities to be issued. ML will set up a deposit on the DTC Participant Terminal System instructing DTC to withdraw the applicable Securities from the Trustee’s participant account and deposit such Note into ML’s participant account. The Trustee will approve this instruction posted by ML through DTC’s Participant Terminal System after the Issuer has confirmed receipt of funds. The issuance of a series of the Securities will close via DTC FAST in units for each CUSIP.

I.	ML will use the DTC Underwriting System to confirm the settlement of the delivery versus payment for the Securities.

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EXHIBIT C

AGENT ACCESSION LETTER
[Date]

[Name of Agent]
[Address of Agent]

Dear Ladies and Gentlemen:

HSBC USA Inc., a Maryland corporation (the “Company”), has previously entered into a Distribution Agreement, dated October 13, 2011 (the “Distribution Agreement”), among the Company and the other agents signatory thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Company of the Company’s senior debt securities (the “Securities”). The Securities will be issued under an indenture, dated as of March 31, 2009 (as may be supplemented or amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Distribution Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Securities, on terms substantially the same as those contained in the Distribution Agreement. A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Securities attached thereto as Exhibit B, is attached hereto.

In accordance with Section 2(d) of the Distribution Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 4 and 5 of the Distribution Agreement and letters from the counsel referred to in Section 4(b) of the Distribution Agreement and the Company’s independent auditors entitling you to rely on their opinions and comfort letter, respectively, delivered pursuant to the Distribution Agreement (to the extent such opinions and comfort letter do not, by their terms permit you as an Additional Agent to rely on them).

By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 9 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance

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with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

Notwithstanding anything in the Distribution Agreement to the contrary, except as otherwise provided in a Written Terms Agreement with respect to a particular offering of Securities, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 7 of the Distribution Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 7(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Securities.

This Agreement shall be governed by the laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,
HSBC USA INC.
By:
Name:
Title:
By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written

[Insert name of Additional Agent and information pursuant to Section 9 of the Distribution Agreement]

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EXHIBIT D

FORM OF COMPANY COUNSEL OPINION

SCHEDULE I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

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EXHIBIT E

FORM OF AGENTS’ COUNSEL OPINION